EXHIBIT 23


               CONSENT OF INDEPENDENT CERTIFIED PUBLIC ACCOUNTANTS


We consent to the incorporation by reference in a Registration Statement on Form S-8 (File Number 33-28900) of our report dated September 10, 1999, on the audit of the financial statements of First Merchants Corporation Employee Stock Purchase Plan (1994) for the year ended June 30, 1999 included in exhibit 99.


/s/ Olive LLP

Indianapolis, Indiana
October 27, 1999

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